EXHIBIT 107

CALCULATION OF FILING FEE TABLES

S-1

EuroSPAC Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	(1)	457(a)	14,375,000	$10.00	$143,750,000.00	0.000087	$12,506.25
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	14,375,000	-	0	-	0
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(3)	Other	7,187,500	-	0	-	0
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(4)	457(a)	7,187,500	$11.50	$82,656,250.00	0.000087	$7,191.09

Total Offering Amounts:							$226,406,250.00		19,697.34
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									19,697.34

_______________

Offering Note(s)

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Includes 1,875,000 units, consisting of 1,875,000 Class A ordinary shares and 937,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.